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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2003


Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:      Southern Farm Bureau Life Variable Account
                  (File Nos. 333-79865; 811-09371)

Gentlemen:

       We hereby consent to the reference to our name under the caption
"Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 4 to the registration statement on Form N-4 for Southern Farm Bureau Life Variable Account (File Nos. 333-79865; 811-09371). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:      /S/ STEPHEN E. ROTH
                                                -------------------------------
                                                     Stephen E. Roth, Esq.